Exhibit 23.1

Exhibit 23

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRMS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appalachian Bancshares, Inc.

Employees’ Savings & Profit Sharing Plan and Trust

Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File Numbers 333-111706 and 333-27127) on Form S-8 of our report dated June 28, 2007, relating to the financial statements of Appalachian Bancshares, Inc. Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.

Atlanta, Georgia	/s/ Mauldin & Jenkins, LLC
June 28, 2007
Mauldin & Jenkins, LLC